Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Matt Schroder	Thierry Denis
419.248.8987	419.248.5748

Owens Corning Reports Fourth-Quarter and Full-Year 2013 Results

Full-Year Adjusted EBIT Grew by More Than 40 Percent;

Company Initiates Quarterly Dividend

•	Grew adjusted EPS by nearly 70 percent; all three businesses improved performance

•	Roofing delivered 20 percent margins

•	Insulation returned to profitability

•	Composites improved full-year performance on strong fourth-quarter execution

•	Momentum in our businesses and current outlook for our end markets support $500 million in adjusted EBIT in 2014

TOLEDO, Ohio – February 12, 2014 – Owens Corning (NYSE: OC) today reported consolidated net sales of $5.3 billion in 2013, up from net sales of $5.2 billion in 2012.

Full-year 2013 adjusted earnings were $221 million, or $1.86 per diluted share compared to adjusted earnings of $131 million, or $1.10 per diluted share, in 2012. Net earnings in 2013 were $204 million, or $1.71 per share, compared to net loss of $19 million, or $0.16 per diluted share last year.

Fourth-quarter 2013 adjusted earnings were $52 million, or $0.44 per diluted share, compared with $13 million, or $0.11 per diluted share, during the same period one year ago. The company reported net earnings of $82 million, or $0.69 per diluted share, in the fourth quarter of 2013, compared with a net loss of $56 million, or $0.47 per diluted share, in 2012. (See Table 6 for a discussion and reconciliation of these items.)

“In 2013, our insulation business returned to profitability. This was an important achievement for our company,” said Chairman and Chief Executive Officer Mike Thaman. “We are pleased to establish a quarterly dividend as an additional mechanism to return value to our shareholders.

“All three businesses improved in 2013, benefitting from a stable and growing global economy and a recovering U.S. housing market,” Thaman added. “We expect similar growth in 2014 and we are working to maintain the momentum we established last year.”

Copyright © 2014 Owens Corning

The decision to declare a dividend conveys the confidence of the Board of Directors in the company’s long-term financial outlook and cash flow generation. The company will make an initial quarterly payment of 16 cents per common share on April 3, 2014, to shareholders of record as of March 14, 2014.

Consolidated Fourth-Quarter and Full-Year 2013 Results

•	Owens Corning maintained a very high level of safety performance in 2013. The company had 88 percent fewer injuries than the average manufacturing company when measured against the rates published by the U.S. Department of Labor.

•	Adjusted earnings before interest and taxes (EBIT) in the fourth quarter of 2013 was $96 million, compared with $52 million in 2012. EBIT for the fourth quarter was $104 million, compared with $16 million during the same period in 2012 (see Table 2).

•	Full-year adjusted EBIT was $416 million in 2013, compared with adjusted EBIT of $293 million in 2012. Full-year EBIT in 2013 was $385 million, compared to $148 million in 2012. (See Table 2 for a reconciliation of these items).

Outlook

In 2014, the company expects to deliver $500 million in adjusted EBIT based on our current outlook for an improving U.S. housing market and moderate global growth.

We expect the Roofing business to deliver another strong year in 2014 and anticipate that the market will grow on new construction with flat to potentially improving re-roofing demand.

Insulation should continue to benefit from growth in U.S. residential new construction, improved pricing and operating leverage.

In Composites, the company expects recovering market conditions to drive price improvement of $20 million to $30 million. Pricing is expected to be the primary driver of EBIT growth in 2014.

The company estimates a long-term effective tax rate of 28 percent to 30 percent, and a long-term effective cash tax rate of 10 percent to 12 percent on adjusted pre-tax earnings, due to the company’s $2.2 billion U.S. tax net operating loss carryforward. The effective book tax rate for 2014 on adjusted earnings is expected to be within the long-term range.

The company expects general corporate expenses to be $120 million to $130 million in 2014. Capital expenditures in 2014 are expected to total approximately $400 million, including an estimated $65 million for the start of construction of a non-woven facility.

The cash dividend to be paid in April will mark the company’s first such payment since 2000. Future dividend declarations will be made at the discretion of the Board of Directors and will be based on such factors as the company’s earnings, financial condition, cash requirements, future prospects and other factors.

Copyright © 2014 Owens Corning

Next Earnings Announcement

First-quarter 2014 results will be announced on Wednesday, April 23, 2014.

Conference Call and Presentation

Wednesday, February 12, 2014

11 a.m. Eastern Time

All Callers

Live dial-in telephone number: U.S. and Canada 1.877.201.0168 or international +1.647.788.4901.

Entry number: 354-170-30 (Please dial in 10-15 minutes before conference call start time)

Live webcast: http://investor.owenscorning.com/investor-relations/

Telephone replay available through Feb. 19, 2014. For U.S. and Canada, call 1.855.859.2056 or international +1.404.537.3406. Conference replay number: 354-170-30

Replay of webcast also available until Feb. 12, 2015 at: http://investor.owenscorning.com/investor-relations/

Presentation

To view the slide presentation during the conference call, please log on to the live webcast at: http://investor.owenscorning.com/investor-relations/

About Owens Corning

Owens Corning (NYSE: OC) is a leading global producer of residential and commercial building materials, glass-fiber reinforcements and engineered materials for composite systems. A Fortune® 500 company for 59 consecutive years, Owens Corning is committed to driving sustainability by delivering solutions, transforming markets and enhancing lives. In business for more than 75 years, Owens Corning is a market-leading innovator of glass-fiber technology with sales of $5.3 billion in 2013 and about 15,000 employees in 27 countries. Additional information is available at www.owenscorning.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors that may cause actual results to differ materially from those projected in these statements. Such factors include, without limitation: economic and political conditions, including; levels of residential and commercial construction activity; competitive factors; levels of global industrial production; relationships with key customers; difficulties in managing production capacity; industry and economic conditions that affect the market and operating conditions of our customers, suppliers or lenders; availability and cost of credit; our level of indebtedness; weather conditions; pricing factors; availability and cost of energy and raw materials; issues involving implementation of new business systems; new legislation or other governmental actions; our ability to use our net operating loss carry-forwards; research and development activities; foreign exchange fluctuations; interest rate movements; labor disputes; issues related to acquisitions, divestitures and joint ventures; uninsured losses; achievement of expected synergies, cost reductions and/or productivity improvements; defined benefit plan funding obligations; and, factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of February 12, 2014, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements. Any distribution of this news release after that date is not intended and should not be construed as updating or confirming such information.

Owens Corning Investor Relations News

Copyright © 2014 Owens Corning

Table 1

Owens Corning and Subsidiaries

Consolidated Statements of Earnings (Loss)

(unaudited)

(in millions, except per share amounts)

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2013	2012	2013	2012
NET SALES	$1,278	$1,159	$5,295	$5,172
COST OF SALES	1,045	989	4,329	4,375

Gross margin	233	170	966	797
OPERATING EXPENSES
Marketing and administrative expenses	135	129	530	509
Science and technology expenses	20	19	77	79
Charges related to cost reduction actions	—	15	8	51
Other expenses (income), net	(26)	(9)	(34)	10

Total operating expenses	129	154	581	649

EARNINGS BEFORE INTEREST AND TAXES	104	16	385	148
Interest expense, net	25	29	112	114
Loss on extinguishment of debt	—	74	—	74

EARNINGS (LOSS) BEFORE TAXES	79	(87)	273	(40)
Less: Income tax expense (benefit)	(3)	(36)	68	(28)
Equity in net earnings of affiliates	—	(4)	—	(4)

NET EARNINGS (LOSS)	82	(55)	205	(16)
Less: Net earnings attributable to noncontrolling interests	—	1	1	3

NET EARNINGS (LOSS) ATTRIBUTABLE TO OWENS CORNING	$82	$(56)	$204	$(19)

BASIC EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.70	$(0.47)	$1.73	$(0.16)
DILUTED EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.69	$(0.47)	$1.71	$(0.16)
WEIGHTED AVERAGE COMMON SHARES
Basic	117.6	118.0	118.2	119.4
Diluted	118.5	118.0	119.1	119.4

Owens Corning follows the authoritative guidance referring to “Noncontrolling Interest in Consolidated Financial Statements,” effective January 1, 2009, which, among other things, changed the presentation format and certain captions of the Consolidated Statements of Earnings (Loss) and Consolidated Balance Sheets. Owens Corning uses the captions recommended by this standard in its Consolidated Financial Statements such as net earnings attributable to Owens Corning and diluted earnings per common share attributable to Owens Corning common stockholders. However, in the preceding release Owens Corning has shortened this language to net earnings and earnings per share (or a slight variation thereof), respectively.

Table 2

Owens Corning and Subsidiaries

EBIT Reconciliation Schedules

(unaudited)

For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not the result of current operations. The adjusted financial measure resulting from these adjustments is used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Although management believes that these adjustments result in a measure that provides it a useful representation of its operational performance, the adjusted measure should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with accounting principles generally accepted in the United States.

Adjusting items are shown in the table below (in millions):

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2013	2012	2013	2012
Charges related to cost reduction actions and related items	$(3)	$(27)	$(26)	$(136)
Net gain (loss) related to Hurricane Sandy insurance activity	31	(9)	15	(9)
Accelerated depreciation related to a change in the useful life of assets in Cordele, Georgia facility	(20)	—	(20)	—

Total adjusting items	$8	$(36)	$(31)	$(145)

The reconciliation from net earnings attributable to Owens Corning to Adjusted EBIT is shown in the table below (in millions):

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2013	2012	2013	2012
NET EARNINGS (LOSS) ATTRIBUTABLE TO OWENS CORNING	$82	$(56)	$204	$(19)
Less: Net earnings attributable to noncontrolling interests	—	1	1	3

NET EARNINGS (LOSS)	82	(55)	205	(16)
Equity in net earnings of affiliates	—	(4)	—	(4)
Income tax expense (benefit)	(3)	(36)	68	(28)

EARNINGS (LOSS) BEFORE TAXES	79	(87)	273	(40)
Interest expense, net	25	29	112	114
Loss on extinguishment of debt	—	74	—	74

EARNINGS BEFORE INTEREST AND TAXES	104	16	385	148
Less: adjusting items from above	8	(36)	(31)	(145)

ADJUSTED EBIT	$96	$52	$416	$293

Table 3

Owens Corning and Subsidiaries

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Twelve Months Ended
	Dec. 31,
	2013	2012	2011
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES
Net earnings (loss)	$205	$(16)	$281
Adjustments to reconcile net earnings (loss) to cash provided by operating activities:
Depreciation and amortization	332	349	318
Gain on sale of assets or affiliates	(6)	(17)	(30)
Proceeds from Hurricane Sandy insurance claims	(58)	(20)	—
Deferred income taxes	54	(59)	55
Provision for pension and other employee benefits liabilities	23	36	36
Stock-based compensation expense	28	24	21
Other non-cash	(18)	(14)	(22)
Loss on extinguishment of debt	—	74	—
Change in working capital accounts:
Changes in receivables, net	(77)	24	(48)
Changes in inventories	(27)	(4)	(179)
Changes in accounts payable and accrued liabilities	46	23	(41)
Changes in other current assets	4	(39)	(35)
Other	—	2	41
Pension fund contribution	(39)	(50)	(117)
Payments for other employee benefits liabilities	(22)	(22)	(24)
Other	(27)	39	33

Net cash flow provided by operating activities	418	330	289

NET CASH FLOW USED FOR INVESTING ACTIVITIES
Additions to plant and equipment (including alloy)	(353)	(332)	(442)
Proceeds from the sale of assets (including alloy) or affiliates	16	59	81
Investment in subsidiaries and affiliates, net of cash acquired	(62)	—	(84)
Proceeds from Hurricane Sandy insurance claims	58	20	—
Deposit related to sale of Hangzhou, China plant	34	—	—

Net cash flow used for investing activities	(307)	(253)	(445)

NET CASH FLOW PROVIDED BY (USED FOR) FINANCING ACTIVITIES
Proceeds from senior revolving credit and receivables securitization facilities	1,063	1,877	1,912
Payments on senior revolving credit and receivables securitization facilities	(1,103)	(1,957)	(1,630)
Proceeds from long-term debt	—	599	6
Payments on long-term debt	(2)	(441)	(10)
Purchase of noncontrolling interest	—	(22)	—
Net increase (decrease) in short-term debt	(4)	(23)	26
Purchases of treasury stock	(63)	(113)	(138)
Other	2	4	8

Net cash flow provided by (used for) financing activities	(107)	(76)	174

Effect of exchange rate changes on cash	(2)	2	(18)

Net increase in cash and cash equivalents	2	3	—
Cash and cash equivalents at beginning of period	55	52	52

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$57	$55	$52

DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for income taxes	$29	$30	$24
Cash paid during the year for interest	$126	$122	$111

Table 4

Owens Corning and Subsidiaries

Consolidated Balance Sheets

(unaudited)

(in millions)

	Dec. 31,	Dec. 31,
	2013	2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$57	$55
Receivables, less allowances of $14 at Dec. 31, 2013 and $17 at Dec. 31, 2012	683	600
Inventories	810	786
Assets held for sale - current	29	—
Other current assets	269	176

Total current assets	1,848	1,617
Property, plant and equipment, net	2,932	2,903
Goodwill	1,166	1,143
Intangible assets	1,040	1,045
Deferred income taxes	436	604
Other non-current assets	225	256

TOTAL ASSETS	$7,647	$7,568

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$988	$907
Short-term debt	1	5
Long-term debt – current portion	3	4

Total current liabilities	992	916
Long-term debt, net of current portion	2,024	2,076
Pension plan liability	336	480
Other employee benefits liability	242	274
Deferred income taxes	23	38
Other liabilities	200	209
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	3,938	3,925
Accumulated earnings	655	451
Accumulated other comprehensive deficit	(297)	(364)
Cost of common stock in treasury (c)	(504)	(475)

Total Owens Corning stockholders’ equity	3,793	3,538
Noncontrolling interests	37	37

Total equity	3,830	3,575

TOTAL LIABILITIES AND EQUITY	$7,647	$7,568

(a)	10 shares authorized; none issued or outstanding at Dec. 31, 2013 and Dec. 31, 2012
(b)	400 shares authorized; 135.5 issued and 117.8 outstanding at Dec. 31, 2013; 135.6 issued and 118.3 outstanding at Dec. 31, 2012
(c)	17.7 shares at Dec. 31, 2013 and 17.3 shares at Dec. 31, 2012

Table 5

Owens Corning and Subsidiaries

Segment and Business Information

(unaudited)

Composites

The table below provides a summary of net sales, EBIT and depreciation and amortization expense for our Composites segment (in millions):

	Three Months Ended		Twelve Months Ended
	Dec. 31,		Dec. 31,
	2013	2012	2013	2012
Net sales	$461	$426	$1,845	$1,859
% change from prior year	8%	-7%	-1%	-6%

EBIT	$36	$23	$98	$91
EBIT as a % of net sales	8%	5%	5%	5%

Depreciation and amortization expense	$31	$32	$130	$123

Building Materials

The table below provides a summary of net sales, EBIT and depreciation and amortization expense (in millions) for the Building Materials segment and our businesses within this segment.

	Three Months Ended		Twelve Months Ended
	Dec. 31,		Dec. 31,
	2013	2012	2013	2012
Net sales
Insulation	$466	$413	$1,642	$1,468
Roofing	381	350	1,967	2,014

Total Building Materials	$847	$763	$3,609	$3,482

% change from prior year	11%	-1%	4%	-2%

EBIT

Insulation	$39	$9	$40	$(38)
Roofing	55	42	386	331

Total Building Materials	$94	$51	$426	$293

EBIT as a % of net sales	11%	7%	12%	8%

Depreciation and amortization expense

Insulation	$25	$25	$104	$105
Roofing	10	10	38	38

Total Building Materials	$35	$35	$142	$143

Table 5

Owens Corning and Subsidiaries

Segment and Business Information

(unaudited)

Corporate, Other and Eliminations

The table below provides a summary of EBIT and depreciation and amortization expense for the Corporate, Other and Eliminations category (in millions):

	Three Months Ended		Twelve Months Ended
	Dec. 31,		Dec. 31,
	2013	2012	2013	2012
Charges related to cost reduction actions and related items	$(3)	$(27)	$(26)	$(136)
Net gain (loss) related to Hurricane Sandy insurance activity	31	(9)	15	(9)
Accelerated depreciation related to a change in the useful life of assets in Cordele, Georgia facility	(20)	—	(20)	—
General corporate expense	(34)	(22)	(108)	(91)

EBIT	$(26)	$(58)	$(139)	$(236)

Depreciation and amortization	$31	$13	$60	$83

Table 6

Owens Corning and Subsidiaries

EPS Reconciliation Schedules

(unaudited)

(in millions, except per share data)

For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not the result of current operations. The adjusted financial measures resulting from these adjustments are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance and related employee compensation measures. Although management believes that these adjustments result in measures that provide it a useful representation of its operational performance, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with accounting principles generally accepted in the United States.

A reconciliation from net earnings (loss) attributable to Owens Corning to Adjusted Earnings and a reconciliation from diluted earnings (loss) per share to adjusted diluted earnings per share are shown in the tables below:

	Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended		Twelve Months Ended
	March 31,		June 30,		September 30,		December 31,		December 31,
	2013	2012	2013	2012	2013	2012	2013	2012	2013	2012
RECONCILIATION TO ADJUSTED EARNINGS
Net earnings (loss) attributable to Owens Corning	$22	$(46)	$49	$39	$51	$44	$82	$(56)	$204	$(19)
Adjustment to remove adjusting items net of tax	15	43	4	23	9	16	(11)	68	17	150
Adjustment to tax expense to reflect pro forma tax rate*	(2)	14	15	5	6	(20)	(19)	1	—	—

ADJUSTED EARNINGS	$35	$11	$68	$67	$66	$40	$52	$13	$221	$131

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.18	$(0.38)	$0.41	$0.32	$0.43	$0.37	$0.69	$(0.47)	$1.71	$(0.16)
Adjustment to remove adjusting items net of tax	0.13	0.36	0.03	0.19	0.08	0.13	(0.09)	0.58	0.15	1.26
Adjustment to tax expense to reflect pro forma tax rate*	(0.02)	0.11	0.13	0.04	0.05	(0.16)	(0.16)	—	—	—

ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.29	$0.09	$0.56	$0.55	$0.56	$0.34	$0.44	$0.11	$1.86	$1.10

RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted-average shares outstanding used for basic earnings per share	118.5	121.1	119.1	120.8	118.0	117.9	117.6	118.0	118.2	119.4
Non-vested restricted shares	0.6	—	0.7	0.4	0.4	0.6	0.5	—	0.4	—
Options to purchase common stock	0.5	—	0.6	0.3	0.4	0.3	0.4	—	0.5	—

Diluted shares outstanding	119.6	121.1	120.4	121.5	118.8	118.8	118.5	118.0	119.1	119.4

*	In 2013 and 2012, the quarterly tax expense was adjusted to reflect the actual full year adjusted effective tax rate of 27 percent and 23 percent, respectively.